Exhibit 10.18

EXECUTION VERSION

FIFTH AMENDMENT TO CREDIT AGREEMENT

AND FIRST AMENDMENT TO GUARANTY

(HILLSBORO ENERGY LLC)

This FIFTH AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO GUARANTY (this “Amendment”) is entered into as of March 8, 2012 (the “Execution Date”) by and among Hillsboro Energy LLC, as borrower (“Borrower”), Foresight Energy LLC, as guarantor (“Guarantor”), the undersigned Lender, Crédit Agricole Corporate and Investment Bank, as Administrative Agent (in such capacity, together with its successors appointed pursuant to Section 11.7 of the Credit Agreement, “Administrative Agent”), and Crédit Agricole Corporate and Investment Bank Deutschland, Niederlassung Einer Französischen Société Anonyme, in its capacity as Hermes Agent (in such capacity, together with its successors appointed pursuant to Section 11.7 of the Credit Agreement, “Hermes Agent”). This Amendment is granted pursuant to and made under (a) that certain Credit Agreement, dated as of May 14, 2010 (amended by the First Amendment to Credit Agreement dated as of June 17, 2010, the Second Amendment to Credit Agreement and First Amendment to Foresight Guaranty dated August 4, 2010, the Third Amendment to Credit Agreement dated as of September 24, 2010 and Fourth Amendment to Credit Agreement dated as of May 27, 2011, prior to giving effect to this Amendment, the “Credit Agreement”), by and among Borrower, the Lenders from time to time parties thereto, Administrative Agent and Hermes Agent and (b) that certain Guaranty, dated as of May 27, 2011 (prior to giving effect to this Amendment, the “Foresight Guaranty”), by Guarantor in favor of Administrative Agent and Hermes Agent. Capitalized terms used herein without definition shall have the meanings ascribed to them in Section 1.1 of the Credit Agreement, and the interpretive provisions set forth in Section 1.2 of the Credit Agreement shall apply to this Amendment, mutatis mutandis, as if fully set forth herein.

RECITALS:

WHEREAS, the Guarantor has amended and restated its revolving credit facility on December 15, 2011 (the “Foresight Credit Agreement”), which, among other things, increased the aggregate principal amount of the commitments to $400,000,000, removed a covenant with respect to capital expenditures, restated certain of the ratios set forth in the financial covenant contained therein and amended definitions related thereto;

WHEREAS, each of Borrower and Guarantor has requested that the Lenders, Administrative Agent and Hermes Agent agree to amend the Credit Agreement and the Foresight Energy Guaranty to conform and make consistent certain of the financial covenants and related financial definitions to those contained in the Foresight Credit Agreement;

WHEREAS, the undersigned Lender (constituting all Lenders under the Credit Agreement as of the Execution Date), Administrative Agent and Hermes Agent are willing to amend the Credit Agreement and the Foresight Energy Guaranty as provided herein subject to the terms and conditions herein; and

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT:

1. AMENDMENTS TO THE CREDIT AGREEMENT. Subject to the satisfaction of the conditions set forth in Section 3, each of the Borrower, the undersigned Lender (constituting all Lenders under the Credit Agreement as of the Execution Date), Administrative Agent and Hermes Agent hereby agrees that:

(a)	the definition of “Foresight Energy Secured Revolver” shall be amended by replacing the words “any full or partial refinancings thereof in an aggregate principal amount not to exceed $300,000,000” with the words “any full or partial refinancings, replacements, extensions, modifications, renewals or amendments thereof in an aggregate principal amount not to exceed $525,000,000”.

2. AMENDMENTS TO FORESIGHT ENERGY GUARANTY. Subject to the satisfaction of the conditions set forth in Section 3, each of the Guarantor, the undersigned Lender (constituting all Lenders under the Credit Agreement as of the Execution Date), Administrative Agent and Hermes Agent hereby agrees that:

(a)	the following definition shall be inserted to Section 1.1 in proper alphabetical sequence:

“SCH Completion” means the time at which the Sugar Camp and Hillsboro mines have both completed the initial pass of the coal face with their longwall systems, as certified in writing by the Guarantor.

(b)	the definition of “Capital Lease Obligations” is restated in its entirety as follows:

“Capital Lease Obligations” means, with respect to any Person, as of any date of determination, the aggregate liability of such Person under Financing Leases reflected on a balance sheet of such Person under GAAP as of such date of determination; provided, however, that “Capital Lease Obligations” shall not include any former operating leases which are treated as capital leases solely as a result of any change in GAAP from that in effect as of December 15, 2011.

(c)	the definition of “Consolidated Funded Indebtedness” is restated in its entirety as follows:

“Consolidated Funded Indebtedness” means, as of any date of determination, for Guarantor and its Subsidiaries on a Consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including obligations under the Revolving Facility, the Credit Agreement and the Sugar Camp Credit Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments and obligations in respect of Disqualified Equity Interests, (b) all direct obligations arising under standby letters of credit (other than with respect to Designated Letters of Credit) and similar instruments to the extent drawn and not reimbursed by the Guarantor, (c) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not overdue for more than 90 days, and (ii) obligations under coal leases which may be terminated at the discretion of the lessee), (d) Attributable Indebtedness in respect of Capital Lease Obligations other than Excluded Sale-Leaseback Obligations, (e) amounts due under Permitted Securitization Programs (whether or not on the balance sheet of Guarantor or its Subsidiaries) and (f) the Swap Termination Value that (excluding for this purpose clause (b) of such definition) that is due and payable by the Guarantor and its Subsidiaries under any Hedging Agreement that has been closed out.

(d)	the definition of “Excluded Sale-Leaseback Obligations” is restated in its entirety as follows:

“Excluded Sale-Leaseback Obligations” means obligations in respect of sale leaseback transactions between any of Guarantor or its Subsidiaries and certain Affiliates of Guarantor entered into in the ordinary course of business and that would be characterized as sale leaseback transactions solely because of the continuing involvement of such Affiliate in mining related to such leases.

(e)	the definition of “Permitted Capital Expenditures” is deleted in its entirety.

(f)	the definition of “Permitted Securitization Program” is restated in its entirety as follows:

“Permitted Securitization Program” means any receivables securitization program pursuant to which Guarantor or any of its Subsidiaries sells accounts receivable and related receivables; provided that with respect to any Permitted Securitization Program (a) such Permitted Securitization Program must qualify as a “Securitization” hereunder and (b) the Investment made by Guarantor or any Subsidiary in any newly formed Subsidiary to effectuate such Permitted Securitization Program must be no greater than is customary for transactions of this type of similar sizes.

(g)	the definition of “S&P” is restated in its entirety as follows:

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

(h)	the table set forth in Section 4.6 of the Foresight Energy Guaranty shall be restated in its entirety as follows:

Fiscal Quarter Ending	Maximum Consolidated Net Leverage Ratio
June 30, 2011	5.25:1.00
September 30, 2011	5.00:1.00
December 31, 2011	5.00:1.00
March 31, 2012	5.50:1.00
June 30, 2012	4.75:1.00
September 30, 2012	4.50:1.00
December 31, 2012	3.50:1.00
March 31, 2013 and thereafter	3.00:1.00 or, once SCH Completion has occurred, 3.50:1.00

(i)	the text of Section 4.7 of the Foresight Energy Guaranty shall be deleted in its entirety and be replaced with the words “[Reserved]”.

(j)	Schedule 1.01 to the Foresight Energy Guaranty (and the reference thereto in the Table of Contents thereof) is deleted in its entirety.

3.	CONDITIONS PRECEDENT TO EFFECTIVENESS. This Amendment shall become effective as of the date hereof only upon satisfaction of the following conditions precedent:

(a) The due execution and delivery of a counterpart signature page (1) to this Amendment by each of Borrower, Guarantor, the undersigned Lender (constituting all Lenders under the Credit Agreement as of the date hereof), Administrative Agent and Hermes Agent and (2) that certain Fee Letter, dated the Execution Date (the “Fee Letter”), between Borrower and Guarantor, on the one hand, and Administrative Agent and Lender, on the other hand, by each of Borrower, Guarantor, Administrative Agent and Lender;

(b) The Lender shall have received the fees payable to it on the Execution Date pursuant to the Fee Letter;

(c) Each of Administrative Agent and Lender shall have received reimbursement or payment of all out-of-pocket and legal expenses required to be reimbursed or paid by Borrower or Guarantor hereunder or under any other Credit Document; and

(d) the representations and warranties set forth in Section 4 shall be true and correct in all material respects (except that the representation and warranty set forth in Sections 4(g)(i) and (ii) shall be true and correct in all respects).

4.	REPRESENTATIONS AND WARRANTIES. Each of Borrower and Guarantor hereby represents and warrants that, as of the date hereof, after giving effect to this Amendment:

(a) such Person has all requisite power and authority to enter into this

Amendment and to carry out the transactions contemplated by, and perform its obligations under, in the case of Borrower, the Credit Agreement as modified by this Amendment (the “Amended Credit Agreement”), and, in the case of Guarantor, the Foresight Energy Guaranty as modified by this Amendment (the “Amended Foresight Energy Guaranty”), and, in each case, the other Credit Documents to which it is a party;

(b) the execution and delivery of this Amendment by such Person and the performance of Borrower under the Amended Credit Agreement and Guarantor under the Amended Foresight Energy Guaranty, and, in each case, the other Credit Documents to which such Person is a party have been duly authorized by all necessary action on the part of such Person;

(c) the execution and delivery by such Person of this Amendment and the performance of Borrower under the Amended Credit Agreement and Guarantor under the Amended Foresight Energy Guaranty and, in each case, the other Credit Documents to which such Person is a party do not and will not violate any Applicable Law or any Contractual Obligation of such Person and will not result in, or require, the creation or imposition of any Lien on any of such Person’s properties or revenues pursuant to any Applicable Law or any such Contractual Obligation;

(d) this Amendment has been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated herein or the execution, delivery, performance, validity or enforceability of this Amendment;

(f) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default; and

(g) (i) in the case of Borrower, the representations and warranties set forth in Section 7 of the Credit Agreement are true and correct in all material respects (except for any such representation or warranty that relates solely to a specific date, in which case, such representation or warranty was true and correct in all material respects as of such date), and (ii) in the case of Guarantor, the representations and warranties set forth in Section 3 of the Foresight Energy Guaranty are true and correct in all material respects (except for any such representation or warranty that relates solely to a specific date, in which case, such representation or warranty was true and correct in all material respects as of such date).

5. CONTINUING EFFECT; NO WAIVER; REFERENCES. All of the terms and provisions of the Credit Agreement, the Foresight Energy Guaranty and the other Finance Documents are and shall remain in full force and effect and are hereby ratified and confirmed. The execution and delivery of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of (a) any provision of any Finance Document or (b) any right, power or remedy of Administrative Agent, Hermes Agent or Lender under any Finance Document, including rights, powers and remedies arising out of or relating to any existing Defaults or Events of Default, other than as expressly set forth herein. No course of dealing and no failure or delay by Administrative Agent, Hermes Agent or Lender in exercising any right, power or remedy under any Finance Document shall operate as a waiver thereof or otherwise prejudice the rights, powers or remedies of Administrative Agent, Hermes Agent or Lender. From and after the date hereof, (i) all references to the “Credit Agreement” contained in the Finance Documents shall be deemed to refer to the Amended Credit Agreement (as the same may be further amended, supplemented or modified from time to time) and (ii) all references to the “Foresight Guaranty” contained in the Finance Documents shall be deemed to refer to the Amended Foresight Guaranty (as the same may be further amended, supplemented or modified from time to time).

6. SEVERABILITY. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate nor render unenforceable such provision in any other jurisdiction.

7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8. WAIVER OF JURY TRIAL. BORROWER, GUARANTOR AND EACH LENDER PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

9. COUNTERPARTS. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall have the same effect as delivery of a manually executed counterpart hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

HILLSBORO ENERGY LLC,
as Borrower

By:	/s/ Oscar A. Martinez
Name:	Oscar A. Martinez
Title:	Authorized Person

FORESIGHT ENERGY LLC, as Guarantor

By:	/s/ Oscar A. Martinez
Name:	Oscar A. Martinez
Title:	SVP & Chief Financial Officer

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Administrative Agent

By:	/s/ Thomas W. Boylan
Name:	Thomas W. Boylan
Title:	Director

By:	/s/ Ted Vandermel
Name:	Ted Vandermel
Title:	Director

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK DEUTSCHLAND, NIEDERLASSUNG EINER FRANZÖSISCHEN SOCIÉTÉ ANONYME,
as Hermes Agent

By:	/s/ Jörg Redeker
Name:	Jörg Redeker
Title:	Director Export & Trade Finance

By:	/s/ S. Seignette
Name:	Sylvia Seignette
Title:	General Manager

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK DEUTSCHLAND, NIEDERLASSUNG EINER FRANZÖSISCHEN SOCIÉTÉ ANONYME, as Lender

By:	/s/ Jörg Redeker
Name:	Jörg Redeker
Title:	Director Export & Trade Finance

By:	/s/ S. Seignette
Name:	Sylvia Seignette
Title:	General Manager